UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2010 (April 17, 2010)

VERINT SYSTEMS INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-49790	11-3200514
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 962-9600

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 17, 2010, Verint Systems Inc. (the “Company”) consummated grants of time-vested equity awards representing an aggregate of 216,900 shares of the Company’s common stock to 123 non-officer employees in Israel. These grants were recommended by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company and conditionally approved by the Stock Option Committee of the Board (the “Stock Option Committee”) on March 17, 2010 in connection with the equity grant to other employees previously disclosed on our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2010. Due to compliance with Israeli tax law requirements, however, these grants did not become effective until April 17, 2010. These grants were made in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), (1) to grantees who were accredited investors in reliance on Regulation D promulgated under the 1933 Act and (2) to certain grantees in reliance on the application of the no-sale theory in accordance with the Company’s no-action letter.

The information contained in Item 5.02 is also incorporated into this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 17, 2010, in addition to the equity awards described in Item 3.02 above, the Company consummated grants of 15,298 shares of time-vested deferred stock and 15,298 shares of performance-vested deferred stock (assuming achievement of performance at target) to Meir Sperling. These grants were recommended by the Compensation Committee and conditionally approved by the Stock Option Committee on March 17, 2010 pursuant to the Company’s current forms of applicable equity award agreements in connection with the equity grant to the Company’s other named executive officers disclosed on our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 22, 2010. Due to compliance with Israeli tax law requirements, however, these grants did not become effective until April 17, 2010. Mr. Sperling’s grants were made in a transaction exempt from the registration requirements of the 1933 Act, in reliance on Regulation D promulgated thereunder.

The time-vested deferred stock award vests 1/3 on April 4, 2011, 1/3 on April 4, 2012, and 1/3 on April 4, 2013, but in no event prior to the date the Company has sufficient available capacity under one or more current or future stockholder-approved equity plans for all equity awards approved on March 17, 2010, May 20, 2009, March 4, 2009, and May 28, 2008, in each case, which remain outstanding at such time, to vest in compliance with Nasdaq restrictions relating to the use of assumed equity plans (the “Vesting Condition”).

The performance-vested deferred stock award vests 1/3 upon the Stock Option Committee’s determination of the achievement of a revenue goal described in the applicable award agreement and established by the Stock Option Committee (the “Revenue Target”) for the period from February 1, 2010 through January 31, 2011, 1/3 upon the determination of the achievement of the applicable Revenue Target for the period from February 1, 2011 through January 31, 2012, and 1/3 upon the determination of the achievement of the applicable Revenue Target for the period from February 1, 2012 through January 31, 2013 (provided that with respect to the period from February 1, 2012 through January 31, 2013, no such determination by the Stock Option Committee shall be final until on or after the third anniversary of the date of approval), but in no event prior to the date the Vesting Condition is satisfied.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verint Systems Inc.

Date: April 21, 2010

By:	/s/ Peter Fante

Name: Title:	Peter Fante Chief Legal Officer